                             CLARION CRA SECURITIES

                                 CODE OF ETHICS

Clarion CRA Securities, L.P.("CRA") is confident that its officers, Directors, and Access Employees act with integrity and good faith. CRA recognizes, however, that personal interests may conflict with CRA's clients' interests (to include the interests of shareholders of registered investment companies which CRA manages or sub-advises) where Access Employees:

    -  Know about present or future portfolio transactions; or
    -  Have the power to influence portfolio transactions; and
    -  Engage in securities transactions for their personal account(s)

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1 (the "Rule") under the Investment company Act of 1940, CRA has adopted this Code of Ethics (the "Code") to address transactions that may create (or appear to create) conflicts of interest and to establish reporting requirements and enforcement procedures. (Definitions of Capitalized terms are included in Exhibit A).

I.    STATEMENT OF GENERAL PRINCIPLES

      In recognition of the trust and confidence placed in CRA, and because CRA believes that its operations should benefit its clients, CRA has adopted the following universally applicable principles:

      A. The interests of its clients are paramount. Access Employees must place client interests before their own.

      B. Access Employees must accomplish all personal securities transactions in a manner that avoids any conflict (or the appearance of a conflict) between their personal interests and those of its clients.

      C. Access Employees must avoid actions or activities that bring into question their independence or judgment.

II.   REPORTING REQUIREMENTS

      A.  The Compliance Officer's Duties and Responsibilities

          1. The Compliance Officer shall notify each person who becomes an Access Employee of CRA and who is required to report under this Code of Ethics their reporting requirements no later than ten days before the first quarter in which such person is required to begin reporting.

          2. Confidentiality: All reports and other information submitted to the Compliance Officer pursuant to this Code will be treated as confidential.

      B.  Initial Holding Reports

          Access Employees must submit a listing of all Securities Beneficially Owned, as well as all of their securities accounts, as of the date they are first subject to this Code's reporting requirements. Such reports need not show transactions effected for, or securities held in, personal securities accounts over which the Access Employee has no direct or indirect influence or control, securities of registered open-end investment companies and other Exempted Securities under the Code. Access Employees must submit this list to the Compliance Officer within ten days of the date first subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Exhibit B.

      C.  Annual Holdings Reports

          Within 30 days of the end of the calendar year, Access Employees must submit to the Compliance Officer a listing of all Covered Securities Beneficially Owned, as well as all of their securities accounts in which said securities are held. The list must be current as of the end of the calendar year. Such reports need not show transactions effected for, or securities held in, personal securities accounts over which the Access Employee has no direct or indirect influence or control ("Excluded Accounts"). An Annual Holdings Report Form is attached as Exhibit C.

      D.  Quarterly Transaction Reports

          1. Each quarter, Access Employees must report all of their Covered Securities transactions effected, as well as any Covered Securities Accounts established during the quarter. They must submit their report to the Compliance Officer no later than ten days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Exhibit D.

          2. If Access Employees had no reportable transactions and did not open any Non-Exempted Securities Accounts during the quarter, they are still required to submit a transaction report, noting that there were no reportable items during the quarter. It should be signed and dated before submission.

      E.  Pre-Approval of Investments in IPOs and Limited Offerings

          Access Employees must obtain approval from the Compliance Officer before directly or indirectly acquiring Beneficial Ownership of any Security offered in connection with an IPO or Limited Offering.

III.  ISSUES ARISING FROM DISCLOSURES

      A. The Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with the client's completed account transactions and a list of securities that were being considered for purchase or sale by CRA during the period to determine whether a Code violation may have occurred.

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      B.  If the Compliance Officer finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the Compliance Officer must obtain a confidential report and any explanatory material from the Access Employee. The Compliance Officer will determine whether the Access Employee violated the Code.

      C. No Access Employee is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

      D. If the Compliance Officer finds that an Access Employee has violated the code, the Compliance Officer will approve a proposed resolution of the situation or, if appropriate, impose upon the Access Employee sanctions that the Compliance Officer deems appropriate and will report the violation and the resolution and/or sanction imposed to the CRA executive committee or board of any registered investment companies for which CRA acts as an adviser unless, in the sole discretion of the Compliance Officer, circumstances warrant an earlier report.

IV.   RECORDKEEPING

      CRA will maintain records as set forth below. These records will be maintained in accordance with Rule 204-2 and Rule 17j-1 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

      A. A copy of this Code and any other code adopted by CRA, which is, or at any time within the past five years has been, in effect, will be preserved in an easily accessible place.

      B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

      C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code will be preserved for a period of at least five years from the end of the fiscal year in which it is made, including for the first two years in an easily accessible, confidential and secured place.

      D. A record of all Access Employees, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

      E. A copy of each annual report of issues arising under this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

      F. CRA must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.

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V.    ANNUAL WRITTEN REPORT FOR MUTUAL FUND CLIENTS

      At least once a year, CRA will provide to the Board of any registered investment companies for which it acts as an Adviser ("Board") a WRITTEN report that includes:

      A. Issues arising under the Code for registered investment companies. The reports must describe any issue(s) that arose during the previous year under the Codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s);

      B. The Compliance Officer may report to the Board more frequently as the Compliance Officer deems necessary or appropriate and shall do so as requested by the Board; and

      C. Certification. Each report must be accompanied by a certification to the Board that CRA has adopted procedures reasonably necessary to prevent its Access Employees from violating its Code of Ethics.

                                   EXHIBIT A

                                  DEFINITIONS

                                  GENERAL NOTE:

     THE DEFINITIONS AND TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE 1940 ACT AND THE OTHER FEDERAL SECURITIES LAWS. IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE
     1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE
     1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE:

ACCESS EMPLOYEES:

Any officer of the investment adviser;
Any advisory person of CRA who, with respect to any clients or registered investment companies, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by CRA to any account.

COVERED SECURITIES:

A security as defined in Section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)] except that it does not include Exempted Securities.

EXEMPTED SECURITIES:

Direct obligations of the U.S. Government or its agencies; bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, money market funds including repurchase agreements; or shares issued by registered, open-end investment companies.

BENEFICIALLY OWNED:

Any securities in which the Access Employee has a direct or indirect pecuniary interest. This includes securities held by the Access Employee's spouse, his/her minor children, a relative who shares his/her home, or other persons by reason of any contract, arrangement, understanding or relationship that provide the Access Employee with sole or shared voting or investment power.

EXCLUDED ACCOUNTS:

Transactions effected in any account over which neither the investment adviser nor any Access Employee of the investment adviser has any direct or indirect influence or control.

INITIAL PUBLIC OFFERING ("IPO"):

Offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

LIMITED OFFERING:

An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504 or Rule 506 (e.g. any private offering of securities, including private placements, venture capital activities, and business deals with family or relatives).

                                   EXHIBIT B

                         CLARION CRA SECURITIES, L.P.
                           INITIAL HOLDINGS REPORT


Name of Reporting Person:_____________________________________________________
Date Person Became Subject to the Code's Reporting Requirements:______________ Information in Report Dated as of:____________________________________________
Date Report Due:______________________________________________________________
Date Report Submitted:________________________________________________________

SECURITIES HOLDINGS

-----------------------------------------------------------------------------------------------------------
   Name of Issuer and Title of       No. of Shares (if applicable)      Principal Amount, Maturity Date
          Security                                                      and Interest Rate (if applicable)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

If you have no securities holdings to report, please check here. / /

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._____________________________
______________________________________________________________________________

SECURITIES ACCOUNTS

-----------------------------------------------------------------------------------------------------------
          Name of Broker, Dealer or Bank                     Name(s) on and Type of Account
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. / /

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


-----------------------------       ----------
Signature                           Date

                                   EXHIBIT C

                          CLARION CRA SECURITIES, L.P.
                             ANNUAL HOLDINGS REPORT


Name of Reporting Person:_____________________________________________________
Information in Report Dated as of:____________________________________________
Date Report Due:______________________________________________________________
Date Report Submitted:________________________________________________________
Calendar Year Ended: December 31,_________

SECURITIES HOLDINGS

-----------------------------------------------------------------------------------------------------------
   Name of Issuer and Title of       No. of Shares (if applicable)      Principal Amount, Maturity Date
          Security                                                      and Interest Rate (if applicable)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

If you have no securities holdings to report for the year, please check here. / /

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._____________________________
______________________________________________________________________________

SECURITIES ACCOUNTS

-------------------------------------------------------------------------------------------------------
 Name of Broker, Dealer or Bank     Date Account was Established     Name(s) on and Type of Account
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here. / /

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


-----------------------------       ----------
Signature                           Date

                                   EXHIBIT D


                          CLARION CRA SECURITIES, L.P.
               QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT


Name of Reporting Person: _____________________________________________________
Calendar Quarter Ended: _______________________________________________________
Date Report Due: ______________________________________________________________
Date Report Submitted: ________________________________________________________


SECURITIES TRANSACTIONS

-----------------------------------------------------------------------------------------------------------
                                                  Principal
                  Name of                          Amount,                                Name of Broker,
                 Issuer and      No. Of         Maturity Date                             Dealer or Bank
   Date of        Title of     Shares (if     and Interest Rate      Type of                Effecting
 Transaction      Security     applicable)     (if applicable)     Transaction    Price    Transaction
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

If you had no reportable transactions during the quarter, please check here. / /

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue._____________________________
______________________________________________________________________________

SECURITIES ACCOUNTS
If you established an account within the quarter, please provide the following information:

-------------------------------------------------------------------------------------------------------
 Name of Broker, Dealer or Bank     Date Account was Established     Name(s) on and Type of Account
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here. / /

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


-----------------------------       ----------
Signature                           Date

                                    EXHIBIT E

                          ACCESS PERSONS AND OFFICERS


The following named individuals are determined to be persons covered by the Code of Ethics of Clarion CRA Securities, L.P.:

ACCESS PERSONS:   Steven D. Burton
                  Kenneth D. Campbell
                  Marilyn Driesen
                  T. Ritson Ferguson
                  Jarrett B. Kling
                  Sylvia K. M. Lee
                  Lori A. Pachelli
                  Christopher S. Reich
                  Sherry L. Rexroad
                  Joseph P. Smith
                  Heather A. Trudel
                  Diane L. Wade

OFFICERS:         Steven D. Burton
                  Kenneth D. Campbell
                  T. Ritson Ferguson
                  Jarrett B. Kling
                  Sherry L. Rexroad

COMPLIANCE OFFICER: Kenneth D. Campbell

ASSISTANT COMPLIANCE OFFICER: T. Ritson Ferguson